Exhibit 10.16

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE INDICATED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO CONTRACT SERVICES AGREEMENT

THIS FIRST AMENDMENT (the "Amendment") to the Contract Services Agreement (the "Agreement") is made as of the 9th day of September 2004, by and between NBO Systems, Inc. ("NBO"), a Maryland Corporation, with its principal place of business at 3676 W. California Avenue, Bldg. D, Salt Lake City, Utah 84104 and Glimcher Properties Limited Partnership, (the "Customer"), with its principal place of business at 150 East Gay Street, Columbus, Ohio 43215. NBO and Customer are sometimes each referred to herein as a "Party" and collectively the "Parties".

RECITALS:

A. NBO is in the business of developing, marketing, owning and operating distribution and processing systems for gift cards, gift certificates, gift rights, vouchers, and other instruments allowing the giving of a right to receive a credit toward the purchase of merchandise (collectively "Mall Gift Certificates/Gift Cards").

B. Customer is in the business of owning or managing malls and shopping centers as defined in the Agreement, Addendum C (the "Properties").

C. The Parties entered into the Agreement effective October 14, 2003 whereby NBO made available to, and installed its Mall Gift Card distribution equipment and related network components (collectively, the "System") at the Properties, and provided services associated therewith, as further described in the Agreement.

D. Customer and NBO desire to amend certain provisions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises, covenants, agreements and benefits set forth in the Agreement and in this Amendment, and for other good and valuable consideration, the Parties agree as follows:

1. All terms and covenants of the Agreement remain effective and in force until this Amendment, under the modified terms, covenants and conditions, in their entirety, as detailed below, become effective by signature of Customer and NBO.

2. Addendum A - Paragraph 7.k. - The minimum Card face value denomination sold by Customer or NBO shall be [* * *]for all Customer Properties, except for Cards sold at Jersey Gardens, located in Elizabeth, New Jersey, where the minimum Card face value denomination sold by Customer or NBO shall be [* * *]. Cards sold for less than [* * *] The maximum number of Cards sold with a value [* * *]. Customer shall pay NBO [* * *].

3. Addendum A - Paragraph 10. Credit/Debit Card Fees - Customer shall reimburse NBO [* * *]. Said fees are payable within thirty (30) days following Customer receipt of invoice from NBO. This fee covers the actual transaction cost as well as [* * *] NBO reserves the right to review Customer [* * *]annually and in doing so, also reserves the right to adjust [* * *]as necessary. Customer will not process credit card not-present orders at the Property(ies). However, should credit card not-present transactions occur at the Properties, said transactions shall be invoiced to Customer at a rate of [* * *]. Customer has been advised by NBO of the risks of card not present transactions.

9/10/2004	Page 1 of 2	NBO Systems, Inc.
Glimcher Properties Limited Partnership
First Amendment

4. All terms and conditions of the Agreement are hereby ratified and affirmed, as modified by this Amendment. To the extent there is any inconsistency between the Agreement and this Amendment, the provisions of this Amendment control.

5. All capitalized terms in this Amendment shall have the same meanings as in the Agreement unless expressly provided otherwise herein.

IN WITNESS WHEREOF, NBO and Customer have executed this Amendment effective as of the date first written above.

CUSTOMER: Glimcher Properties Limited Partnership By: /s/ William G. Cowely Its:	NBO: NBO Systems, Inc. By: /s/ Christopher Foley Christopher Foley Chief Financial Officer

9/10/2004	Page 2 of 2	NBO Systems, Inc.
Glimcher Properties Limited Partnership
First Amendment